090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100505398-23
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/09/2010 9:40 AM
	Entity Number C22977-1996

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Freedom Resources Enterprises, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation as now in full force and effect are hereby amended to effect the following changes pursuant to the Nevada Revised Statutes:

Article I of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

"Article I

The Name of the corporation is COLOMBIA CLEAN POWER & FUELS, INC."

See attached for an additional Amendment regarding a 2 for 5 reverse stock split.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 94.1%

4. Effective date of filing: (optional) 7/28/10

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO
THE ARTICLES OF INCORPORATION OF
FREEDOM RESOURCES ENTERPRISES, INC.

Pursuant to Sections 78.385 and 78.390 of
the Nevada Revised Statutes

1. The name of the corporation is Freedom Resources Enterprises, Inc. (the "Corporation").

2. The Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on November 6, 1996 (the "Articles of Incorporation").

3. The Articles of Incorporation as now in full force and effect are hereby amended to effect the following changes pursuant to the Nevada Revised Statutes:

Article I of the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

"Article I

The Name of the corporation is **COLOMBIA CLEAN POWER & FUELS, INC.**"

Article IV of the Articles of Incorporation is hereby amended by adding the following paragraph (c):

> "(c) Effective as of the filing date of this Certificate of Amendment with the Secretary of State of the State of Nevada, the outstanding shares of Common Stock, par value $.001 per share, of the Corporation shall be combined on the basis that five (5) of such shares of Common Stock shall become two (2) shares of Common Stock without changing the par value of the shares of the Corporation (the "reverse stock split"); provided that no fractional shares of the Corporation shall be issued in connection with the reverse stock split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the reverse stock split."

4. In accordance with Sections 78.320 and 78.390 of the Nevada Revised Statutes, this Amendment of the Articles of Incorporation was authorized by vote of the Board of Directors of the Corporation followed by affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon by written consent in lieu of a meeting on May 28, 2010.

IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Certificate of Amendment this 8th day of July, 2010.

FREEDOM RESOURCES ENTERPRISES, INC.

By:____________________________
Name: Edward Mooney
Title: President and Chief Executive Officer